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                                                                    EXHIBIT 99.1

PRESS RELEASE OF META GROUP, INC.
Thursday, April 5, 2001

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  208 Harbor Drive, P.O. Box 120061, Stamford, CT 06912-0061 o metagroup.com o
                      (800) 945-META o Fax: (203) 359-8066


   Contact:    Alison Ziegler/Beth Lewis                Peter Ward
               The Financial Relations Board Inc.       META Group Inc.
               (212) 661-8030/(617) 369-9242            (203) 973-6700
                                                        peter.ward@metagroup.com


                                                           FOR IMMEDIATE RELEASE


                 META GROUP ANNOUNCES STRATEGIC REORGANIZATION,
                      INCLUDING 15% REDUCTION IN HEADCOUNT

      STAMFORD, Conn. (April 5, 2001) -- META Group Inc. (Nasdaq: METG), a leading IT research and consulting firm, today announced a strategic reorganization designed to address the increasingly challenging demands of the IT services marketplace.

      As part of the restructuring plan, the Company announced the resignation of two members of its senior management team, and also announced plans to reduce its workforce by approximately 100, or 15%, to 595 -- down from the March 31, 2001, workforce total of 695. The Company noted that it had already experienced attrition of approximately 28 employees since December 31, 2000. The effect of today's announced reductions on an annualized basis is an estimated cost savings of approximately $10 million, including approximately $8 million in payroll and related benefits savings. In addition, the company currently expects to reduce capital expenditures from nearly $12 million in 2000, to approximately $4 million in 2001. These changes are expected to improve cash flow and assist the Company in reaching its current goal of returning to profitability by the third quarter of 2001.

      META Group announced the resignation of Larry R. DeBoever, president, and Peter Burris, co-research director and president & CEO of metagroup.com. Commenting on the resignations, Dale Kutnick, META Group chairman, CEO, and co-research director, said, "Both Larry and Peter have made significant contributions to META Group during their tenure, and we wish them well in their future endeavors." DeBoever and Burris will become META Group research fellows, a group of non-compensated industry experts who are affiliated with the Company through continued access to research, and through consulting and speaking engagements. With the addition of DeBoever and Burris, META Group now has a total of five non-employee research fellows.


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META GROUP ANNOUNCES REORGANIZATION - 2/


      The Company has engaged Charles "Chip" McCreary, president of Dallas-based Austin McGregor International, an executive recruiting firm, to conduct a search for a new president who, in a specified period of time, would become chief executive officer of META Group, Inc. In the interim, the Company has established a special operating committee consisting of Dale Kutnick, CEO; Robert Toole, COO; John Piontkowski, CFO; and Dr. Howard Rubin, executive vice president and research fellow. The committee, which will report directly to Gayl Doster, a member of the Board of Directors, has been charged with further assessing, evaluating, and implementing changes with a goal of reducing cash consumption and overall spending levels, and returning to profitability.

      As part of the reorganization, the Company announced plans to reduce its employee workforce by approximately 15% during the second quarter. While the reductions will be implemented across the organization, the primary areas of focus will be sales, administrative positions, and metagroup.com. These reductions are announced in an effort to better align resources with current market demand. META Group currently expects to take a one-time cash charge of approximately $400,000 in connection with this reorganization in the second quarter of 2001. In addition, metagroup.com, the Company's Internet initiative that was launched in April 2000, will no longer operate as a separate division of the Company, though it will continue to offer research and online tools to its clients and members.

      The Company also reported a current cash balance of approximately $9.5 million, up from $3.6 million at December 31, 2000. The increase in cash is attributable primarily to improved receivable collection activities, and the deferral to future periods of cash payments of approximately $4.2 million of retention bonus accrued as of December 31, 2000.

      "These types of decisions are the most painful that any executive ever has to make, particularly since I firmly believe that we have the best people in the business," said Kutnick. "As we further reviewed our cost structure, we determined that a reduction in headcount was necessary -- and we needed to make some difficult decisions. We also determined that, to improve operating efficiencies, our metagroup.com division should be integrated into the Company. However, we believe these changes are necessary to return META Group to profitability, and we plan to make these changes swiftly and decisively. Importantly, we expect these changes will not take away from what we believe is the best research engine in the business. In fact, to ensure that we continue to improve service to our clients, our reductions in research services were limited to five employees, with five additional reductions in research support, and 11 reductions in our metagroup.com division."


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META GROUP ANNOUNCES REORGANIZATION - 3/


                                ABOUT META GROUP

      META Group is a leading research and consulting firm, focusing on information technology and business transformation strategies. Delivering objective, consistent, and actionable guidance, META Group enables organizations to innovate more rapidly and effectively. Our unique collaborative models help clients succeed by building speed, agility, and value into their IT and business systems and processes. Connect with www.metagroup.com for more details.


THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING FORWARD-LOOKING STATEMENTS REGARDING HEADCOUNT REDUCTIONS; PROFITABILITY; CASH FLOW; CAPITAL EXPENDITURES; ESTIMATED COST SAVINGS, INCLUDING, BUT NOT LIMITED TO, COST SAVINGS IN THE AREAS OF PAYROLL AND RELATED BENEFITS; CHARGES ASSOCIATED WITH THE COMPANY'S RESTRUCTURING INITIATIVES; AND MANAGEMENT OF THE COMPANY. THESE STATEMENTS ARE NEITHER PROMISES NOR GUARANTEES, BUT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, RISKS RELATING TO: OPERATING LOSSES; ANY FAILURE BY THE COMPANY TO EXECUTE ITS FINANCING PLANS; THE COMPANY'S ABILITY TO MANAGE EXPENSE LEVELS; THE COLLECTION OF OUTSTANDING ACCOUNTS RECEIVABLE; ANY FAILURE BY THE COMPANY TO MEET ITS WORKING CAPITAL AND CAPITAL EXPENDITURE REQUIREMENTS; CHANGES IN THE SPENDING PATTERNS OF THE COMPANY'S TARGET CLIENTS, INCLUDING, BUT NOT LIMITED TO, DECREASES IN IT SPENDING; GENERAL ECONOMIC CONDITIONS; CHANGES IN THE MARKET DEMAND FOR IT RESEARCH AND ANALYSIS AND COMPETITIVE CONDITIONS IN THE INDUSTRY; THE COMPANY'S ABILITY TO MANAGE GROWTH AND IMPLEMENT SYSTEMS AND PROCESSES REQUIRED BY SUCH GROWTH; MARKET ACCEPTANCE OF AND DEMAND FOR THE COMPANY'S PRODUCTS AND SERVICES; THE LEVEL AND TIMING OF SUBSCRIPTION RENEWALS TO RESEARCH AND ADVISORY SERVICES; THE LEVEL AND TIMING OF CONTRACTED STRATEGIC CONSULTING BILLING; THE INTEGRATION OF NEW BUSINESSES INTO THE OPERATIONS OF THE COMPANY; THE TIMING OF PRODUCTION AND DELIVERY OF PUBLISHED RESEARCH PRODUCTS SOLD BY THE COMPANY; THE MIX OF DOMESTIC VERSUS INTERNATIONAL BUSINESS; THE TIMING OF THE DEVELOPMENT, INTRODUCTION, MARKETING AND MARKET ACCEPTANCE OF NEW PRODUCTS AND SERVICES; THE RECRUITMENT, RETENTION AND DEVELOPMENT OF RESEARCH ANALYSTS, CONSULTANTS, MANAGEMENT AND ADMINISTRATIVE STAFF; THE AVAILABILITY OF OUTSIDE CONSULTANTS NEEDED TO FULFILL CERTAIN SERVICE OFFERINGS; THE TIMING AND EXECUTION OF THE COMPANY'S STRATEGIC PLANS; BORROWINGS UNDER THE COMPANY'S REVOLVING CREDIT FACILITY; STRATEGIC INVESTMENTS, INCLUDING, BUT NOT LIMITED TO, ANY FAILURE BY THE COMPANY TO SELL ITS INTERESTS IN STRATEGIC INVESTMENTS; VOLATILITY AND UNPREDICTABILITY OF THE COMPANY'S STOCK PRICE; AND OTHER RISKS DETAILED IN THE COMPANY'S FILINGS WITH THE S.E.C., INCLUDING THOSE DISCUSSED IN THE COMPANY'S ANNUAL REPORT FILED WITH THE S.E.C. ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000.

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